LM INSTITUTIONAL FUND ADVISORS II, INC.

                              ARTICLES OF AMENDMENT

         LM  Institutional  Fund  Advisors  II,  Inc.,  a  Maryland  Corporation
("Corporation") organized on June 3, 1998, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: On December 14, 2000, the Board of Directors of LM Institutional Fund Advisors II, Inc. ("Board"), under authority contained in the Corporation's charter, has amended Article Second of the Articles of Incorporation by striking "LM Institutional Fund Advisors II, Inc." and substituting "Legg Mason Charles Street Trust, Inc."

         SECOND: The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation and is limited to changes expressly permitted by Section 2-605(a)(1) of the Maryland General Corporate Law to be made without action by the stockholders or matters reserved by the Corporation's charter to the Board of Directors.

         THIRD: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         FOURTH: The undersigned Vice President and Secretary of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Secretary acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Vice President and Secretary and attested to by its Assistant Secretary on April 27, 2001.

ATTEST:                                LM INSTITUTIONAL FUND ADVISORS II, INC.



/s/ Kevin Ehrlich                      By:  /s/ Marc R. Duffy
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Kevin Ehrlich                               Marc R. Duffy
Assistant Secretary                         Vice President and Secretary